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Exhibit 99.1

FOR:	NUTRACEUTICAL INTERNATIONAL CORPORATION
CONTACT:	Les Brown Senior Vice President, Finance and Chief Financial Officer (435) 655-6106

NUTRACEUTICAL TO ACQUIRE NATURAL BALANCE

        PARK CITY, Utah, Apr 29/PRNewswire-First Call/—Nutraceutical International Corporation (NASDAQ: NUTR) today announced that it has entered into a purchase and sale agreement to acquire substantially all of the operating assets of Natural Balance, Inc., a Colorado corporation, through a newly formed subsidiary. Closing is subject to certain contingencies and, if these contingencies are met, is anticipated to occur on or before May 31, 2004. The purchase price for this acquisition is approximately $9.0 million. Based on estimated adjustments for certain customers and product sales, 2003 pro-forma net sales of Natural Balance were in excess of $10 million.

        Headquartered in Castle Rock, Colorado, Natural Balance manufactures, markets and distributes a line of approximately 50 different branded products primarily through health and natural food stores. The Natural Balance® product line, which was established in 1984, includes such popular products as Cobra®, Colon Clenz™, Ultra Colon Clenz™, Ultra Diet Pep®, Super Flex® Back and Joint Formulas, as well as a number of other targeted specialty formulas.

        Bill Gay, chairman and chief executive officer of Nutraceutical, commented, "We are pleased with the opportunity to add another well-established product line to our portfolio of brands. Natural Balance has a reputation for innovative and quality products and provides us with increased specialty product store penetration. We believe this acquisition should provide immediate and long-term distribution, sales, marketing and other operating synergies."

ABOUT NUTRACEUTICAL

        Nutraceutical is an integrated marketer, distributor, retailer and manufacturer of branded nutritional supplements and other natural products sold primarily to and through domestic health and natural food stores. Internationally, Nutraceutical sells its branded products to and through health and natural product distributors and retailers. Nutraceutical's core business strategy is to acquire, integrate and operate, from beginning to end, the marketing, distribution, retailing and manufacturing operations of businesses in the natural products industry. Nutraceutical believes that the consolidation and integration of acquired businesses provides ongoing financial synergies through increased scale and market penetration, as well as strengthened customer relationships.

        Nutraceutical sells its branded products under the trademarks Solaray®, KAL®, Nature's Life®, NaturalMax®, VegLife®, Premier One®, Sunny Green®, Natural Sport®, ActiPet®, Action Labs®, Thompson® and FunFresh Foods™. Nutraceutical also sells branded bulk products and unbranded custom blends under the trademarks Monarch Nutritional Laboratories™ and Great Basin Botanicals™. Under the name Woodland Publishing™, Nutraceutical publishes, prints and markets a line of books and booklets to, among others, book distributors, national retail bookstores and health and natural food stores. Nutraceutical's neighborhood natural food markets operate under the trade names The Real Food Company™ and Thom's Natural Foods™ and its health food stores operate under the trade name Arizona Health Foods™. Nutraceutical also distributes the branded products of certain third parties.

        Nutraceutical manufactures and/or distributes one of the broadest branded product lines in the industry with over 3,000 SKUs, including over 600 SKUs exclusively sold internationally. Nutraceutical believes that as a result of its emphasis on innovation, quality, loyalty, education and customer service, Nutraceutical's brands are widely recognized in health and natural food stores and among their customers.

        The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limitation, the words "may," "will," "should," "believes," "anticipates," "plans," "expects," "intends," "estimates" and similar expressions or the negative thereof, or variations thereon, or similarly, discussions of strategy, although believed to be reasonable, are intended to identify forward-looking statements, although not all forward-looking statements contain these words or discussions. There are a number of important factors that could cause actual events or Nutraceutical's actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, (i) changing domestic and international market and political conditions; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest, earthquake or disruption of mail service; (iii) changes in laws and regulations, including adverse federal, state or foreign legislation or regulation or adverse determinations or actions by regulators; (iv) import/export controls with respect to products sold into or purchased from foreign countries, as well as other restrictions on the purchase or sale of Nutraceutical's products to or from such countries; (v) unavailability of or interruption in the supply of utilities, including electricity and telecommunications; (vi) slow or negative growth in the nutritional supplement industry; (vii) increased product competition; (viii) adverse publicity regarding nutritional supplements; (ix) increased costs, including raw material and labor costs, as well as increases in the costs of borrowing (or the unavailability of adequate credit); (x) inability of Nutraceutical to gain and/or hold market share of its health and natural food store customers and bulk branded products customers; (xi) loss or retirement of key members of management; (xii) inability of Nutraceutical to successfully implement its business strategy or plan or otherwise manage growth, including Nutraceutical's ability to locate and consummate advantageous acquisitions, or otherwise integrate or profitably manage acquired operations, including the ability to retain customers of existing and acquired operations; (xiii) product development efforts and consumer acceptance of Nutraceutical's products; (xiv) absence of clinical trials for many of Nutraceutical's products; (xv) availability and price of raw materials, including increased costs; (xvi) Nutraceutical's ability to manufacture its products efficiently; (xvii) the mix of Nutraceutical's products and their related profit margins; (xviii) dependence on distributors and customers; (xix) sales and earnings volatility; (xx) adequacy and availability of insurance coverage, and any losses or damages sustained by Nutraceutical not covered by insurance; (xxi) exposure to and expense of prosecuting, defending and/or resolving and defending claims or litigation, including but not limited to product liability claims, class action suits, stockholder derivative suits, employment or labor related suits or investigations, patent or trademark infringement suits and other litigation which may arise from time to time; (xxii) other factors discussed in Nutraceutical's filings with the Securities and Exchange Commission or referenced in its press releases, and (xxiii) other factors beyond Nutraceutical's control.

        In addition, any forward-looking statements represent Nutraceutical's estimates only as of the day of this press release and should not be relied upon as representing Nutraceutical's estimates as of any subsequent date. No assurance can be given that the future results covered by such forward-looking statements will be achieved and readers are cautioned not to place undue reliance on forward-looking statements or historical results of Nutraceutical. While Nutraceutical may elect to update forward-looking statements at some point in the future, Nutraceutical specifically disclaims any obligation to do so. For further details and a discussion of these risks and uncertainties, see Nutraceutical's SEC filings, which are updated from time to time, copies of which are available upon request from Nutraceutical at 435-655-6106.

© 2004 Nutraceutical Corporation. All rights reserved.

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NUTRACEUTICAL TO ACQUIRE NATURAL BALANCE